UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2007

VISANT HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207875
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

357 Main Street
Armonk, New York 10504	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Visant Holding Corp. and Visant Corporation (“Visant”) have filed amendments to registration statements on Form S-1 on May 25, 2007 with respect to prospectuses to be used in market-making transactions by Credit Suisse Securities (USA) LLC, an affiliate of Visant Holding Corp. and Visant, for the existing registered 10-1/4% Senior Discount Notes due 2013 of Visant Holding Corp. and the existing registered 7-5/8% Senior Subordinated Notes due 2012 of Visant. Such prospectuses disclose that between May 18, 2007 and May 23, 2007, Visant made optional pre-payments in the aggregate amount of $375.0 million on its Term Loan C facility under Visant’s senior secured credit facilities and that after giving effect to these optional prepayments, Visant’s remaining term borrowings under the Term Loan C facility are $341.5 million in principal amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT HOLDING CORP.

Date: May 25, 2007	/s/ MARIE D. HLAVATY
Marie D. Hlavaty
Vice President, General Counsel